UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 9, 2009

Skinny Nutritional Corp.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-51313

Nevada	23-3100268
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Three Bala Plaza East, Suite 101
Bala Cynwyd, PA 19004
(Address and zip code of principal executive offices)

(610) 784-2000
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 9, 2009, Skinny Nutritional Corp. (the “Company”) entered into a sublease with Hallinan Capital Corp. for approximately 1,978 square feet of office space located at Three Bala Plaza East, Suite 101, Bala Cynwyd, PA 19004. The premises will serve as the Company’s new corporate headquarters. The sublease expires two years following the commencement date and will terminate on such expiration date provided that either party gives six months notice of its intention to terminate the lease to the other party. In the event that neither party provides such notice, the sublease will continue on a month to month basis, with either party having the right to terminate at any time upon the provision of six months written notice. The sublease will, however, terminate without regard to such notice provisions upon the expiration or termination of the lease under which the premises have been sublet to the Company. The sublease calls for monthly payments of $5,192.25 from the commencement date and through October 2009. Thereafter, the rent due under the sublease will be increased by $1,978 per annum. The foregoing description of the sublease does not purport to be complete and is qualified in its entirety by reference to such agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Skinny Nutritional Corp.

By: /s/ Ronald Wilson
Name: Ronald Wilson
Title: Chief Executive Officer
Date: January 15, 2009